SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) March 28, 2001


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                               MASCO CORPORATION
               (Exact name of Registrant as Specified in Charter)


           DELAWARE                      1-5794               38-1794485
(State or Other Jurisdiction)   (Commission File Number)     (IRS Employer
                                                           Identification No.)


                              21001 VAN BORN ROAD,
                             TAYLOR MICHIGAN 48180
              (Address of Principal Executive Offices) (Zip Code)

                                 (313) 274-7400
               Registrant's telephone number, including area code


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Item 5. OTHER EVENTS

     On March 28, 2001, Masco Corporation issued a press release containing the following comments that Chairman and Chief Executive Officer Richard A. Manoogian made on that day to a group of investors:

          "Although the Company has experienced continued softness in its markets, first quarter 2001 sales, aided by acquisitions, should approach a first quarter record of $1.9 billion, an increase of approximately eight percent from the comparable period of a year ago.

          The Company also believes that first quarter 2001 earnings will approximate the $.25 per share that it had previously projected. This would compare with $.39 per share in the 2000 first quarter

          Based on present business trends, the Company believes that second quarter 2001 earnings per share should increase at least 20 percent from the 2001 first quarter, and second half results should exceed those of the first half."

     The press release also advised that statements in the press release may include certain forward-looking statements regarding Masco's future sales and earnings growth potential; actual results may vary because of various factors, including external factors over which Masco has no control; and that additional information about Masco's products, markets and conditions, which could affect future performance, is contained in Masco's filings with the Securities and Exchange Commission.


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


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MASCO CORPORATION


                                       By: /s/ Richard G. Mosteller
                                          -----------------------------------
                                          Name:  Richard G. Mosteller
                                          Title: Senior Vice President - Finance


April 13, 2001


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